Exhibit 10.1

NOTE PURCHASE AGREEMENT
dated April 1, 2014
between
ACCEL 300, LLC
and
THE PURCHASER NAMED HEREIN
NOTES DUE JUNE 1, 2029

Page

		Page

ARTICLE I
INTRODUCTORY

Section 1.1	Introductory	1

ARTICLE II
RULES OF CONSTRUCTION AND DEFINED TERMS

Section 2.1	Rules of Construction and Defined Terms	1

ARTICLE III
SALE AND PURCHASE OF NOTES; CLOSING

Section 3.1	Sale and Purchase of Notes	1
Section 3.2	Closing	2

ARTICLE IV
REPRESENTATION, WARRANTIES AND AGREEMENTS OF PURCHASER

Section 4.1	Organization	2
Section 4.2	Authority; Enforceability	2
Section 4.3	Source of Funds	2
Section 4.4	Purchase of Investment and Restrictions on Resales	2
Section 4.5	Purchaser Status	3
Section 4.6	Due Diligence	3
Section 4.7	Counterparty	4
Section 4.8	Confidentiality Agreement	4
Section 4.9	Tax Treatment	5

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE ISSUER

Section 5.1	Organization	5
Section 5.2	Authority; Enforceability	5
Section 5.3	Securities Laws	5
Section 5.4	Governmental Authorizations	5
Section 5.5	Investment Company Act	5
Section 5.6	Other Representations and Warranties	5

i.

ARTICLE VI
CLOSING DELIVERABLES

Section 6.1	Deliveries by the Issuer	6
Section 6.2	Deliveries by the Purchaser	7
Section 6.3	Deliveries by the Parent	7
Section 6.4	Filing of Financing Statements	7

ARTICLE VII
CLOSING DELIVERABLES

Section 7.1	Use of Proceeds	7
Section 7.2	Fees and Expenses	7

ARTICLE VIII
SURVIVAL OF CERTAIN PROVISIONS

Section 8.1	Survival of Certain Provisions	7

ARTICLE IX
NOTICES

Section 9.1	Notices	8

ARTICLE X
SUCCESSORS AND ASSIGNS

Section 10.1	Successors and Assigns	8

ARTICE XI
SEVERABLITY

Section 11.1	Severability	8

ARTICLE XII
WAIVER OF JURY TRIAL

Section 12.1	WAIVER OF JURY TRIAL	9

ii.

ARTICLE XIII
GOVERNING LAW; CONSENT TO JURISDICTION

Section 13.1	Governing Law; Consent to Jurisdiction	9

ARTICLE XIV
COUNTERPARTS

Section 14.1	Counterparts	9

ARTICLE XV
TABLE OF CONTENTS AND HEADINGS

Section 15.1	Table of Contents and Headings	9

ARTICLE XVI
TAX DISCLOSURE

Section 16.1	Tax Disclosure	10

ARTICLE XVII
MISCELLANEOOUS

Section 17.1	Limited Recourse	10

Annex A	Rules of Construction and Defined Terms
Schedule 1	Purchaser Notice Information

iii.

NOTE PURCHASE AGREEMENT
This NOTE PURCHASE AGREEMENT (this “Note Purchase Agreement”), dated as of April 1, 2014, is by and between Accel 300, LLC, a Virginia limited liability company (the “Issuer”) and PDL BioPharma, Inc. a Delaware corporation (the “Purchaser”).

Article I
INTRODUCTORY
Section 1.1    Introductory. The Issuer proposes, subject to the terms and conditions stated herein, to issue and sell to the purchaser the Notes (as defined below) pursuant to the Indenture. The Notes will be offered and sold to the Purchaser in a transaction exempt from the registration requirements of the Securities Act. The Issuer will use the proceeds from the offering of the Notes to fund the Cash Purchase Price to obtain the Purchased Assets, to pay the expenses associated with the issuance of the Notes and to fund the Interest Reserve Account in the amount of $20,000,000.
ARTICLE II
RULES OF CONSTRUCTION AND DEFINED TERMS
Section 2.1    Rules of Construction and Defined Terms. The rules of construction set forth in Annex A shall apply to this Note Purchase Agreement and are hereby incorporated by reference into this Note Purchase Agreement as if set forth fully in this Note Purchase Agreement. Capitalized terms used but not otherwise defined in this Note Purchase Agreement shall have the respective meanings given to such terms in Annex A, which is hereby incorporated by reference into this Note Purchase Agreement as if set forth fully in this Note Purchase Agreement. Not all terms defined in Annex A are used in this Note Purchase Agreement.
ARTICLE III
SALE AND PURCHASE OF NOTES; CLOSING
Section 3.1    Sale and Purchase of Notes.
(a)    The Issuer has authorized the issue and sale under the Indenture of Notes due June 1, 2029 and is issuing a note to the Purchaser in the original aggregate principal amount of $150,000,000 (the “Notes”). The Notes shall be in registered form as Definitive Notes in substantially the form set out in Exhibit A to the Indenture.
(b)    On the basis of the representations and warranties contained in, and subject to the terms of, this Note Purchase Agreement, the Issuer hereby issues and sells the Notes to the Purchaser and the Purchaser hereby purchases the Notes from the Issuer. The Purchaser is purchasing the Notes at a purchase price equal to 100% of the principal amount thereof, or $150,000,000 (the “Purchase Price”). The Notes will bear interest from the Closing Date.
Section 3.2    Closing.
(a)    Logistics. The closing of the purchase and sale hereunder (the “Closing”) is taking place at the offices of Cooley LLP, 4401 Eastgate Mall, San Diego, California at 10:00 a.m., Pacific time, on the date hereof. The date of the Closing shall be the date on which all of the conditions set forth in Section 6.1 have been satisfied, and shall be referred to herein as the “Closing Date.”

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(b)    Delivery of the Notes and Purchase Price. The Issuer hereby delivers to the Purchaser the Notes dated as of the date hereof and registered in the Purchaser’s name (or in the name of its nominee), against delivery to the Issuer or its order of immediately available funds in the amount of the Purchase Price therefor by wire transfer of immediately available funds using wire transfer instructions previously provided by the Issuer to the Purchaser.
ARTICLE IV
REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF PURCHASER
The Purchaser agrees and acknowledges that the Issuer and the Parent and their respective counsel may rely upon the accuracy and performance of the representations, warranties and agreements of the Purchaser contained in this Article IV.
Section 4.1    Organization. The Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.
Section 4.2    Authority; Enforceability. This Note Purchase Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes the valid, legally binding and enforceable obligation of the Purchaser, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.
Section 4.3    Source of Funds. The Purchaser represents, warrants and covenants that either:
(a)    no Plan Assets have been used to purchase the Notes; or
(b)    to the extent that Plan Assets are used to purchase the Notes, one or more statutory or administrative exemptions applies such that the use of such Plan Assets to purchase and hold such Notes will not constitute a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.
Section 4.4    Purchase for Investment and Restrictions on Resales. The Purchaser:
(a)    acknowledges that (i) the Notes have not been and will not be registered under the Securities Act or any state securities laws and may be offered or resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, (ii) the Issuer is under no obligation to register the Notes on behalf of the Purchaser or to assist the Purchaser in complying with any exemption from registration under the Securities Act, and (iii) the Notes may not be offered, sold, pledged or otherwise transferred except in compliance with the Indenture, the provisions therein regarding transfers of the Notes and the legend regarding transfers on the Notes;
(b)    agrees that, if it should resell or otherwise transfer the Notes, in whole or in part, it will do so only pursuant to an exemption from, or in a transaction not subject to, registration under the Securities Act, applicable state securities laws, the respective rules and regulations promulgated thereunder and the provisions of this Note Purchase Agreement, and will do so only in a transaction that complies with the Indenture, the provisions therein regarding transfers of the Notes and the legend regarding transfers of the Notes, and it will give to each Person to whom it transfers the Notes, in whole or in part, notice of the restrictions on transfer of the Notes;

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(c)    agrees that it will (i) cause any Person to whom it intends to transfer the Notes to execute and deliver a resale confidentiality agreement substantially in the form attached to the Indenture, (ii) provide a copy of such agreement to the Issuer, and (iii) not make available any confidential information about the Issuer, the Parent, the Counterparty, the Licensed Products or NAI, to such Person until such resale confidentiality agreement is so executed and delivered and only in accordance with the such resale confidentiality agreement, and the Purchaser otherwise agrees to comply with the procedures relating to the execution and delivery of such resale confidentiality agreement set forth in the Indenture;
(d)    represents that it is purchasing the Notes for investment purposes and not with a view to resale or distribution thereof in contravention of the requirements of the Securities Act; and
(e)    acknowledges that there is no active trading market for the Notes and no such market may ever exist.
Section 4.5    Purchaser Status. The Purchaser represents and warrants to the Issuer that (a) it is either (i) a QIB or (ii) an “Institutional Accredited Investor”, meaning an “Accredited Investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and (b) it is purchasing the Notes for its own account. The Purchaser acknowledges the sale of the Notes to it is being made pursuant to one or more exemptions under the Securities Act. The Purchaser understands and agrees that the Issuer is selling the Notes to the Purchaser in reliance upon the accuracy of the foregoing two sentences.
Section 4.6    Due Diligence. The Purchaser acknowledges that (i) it has made, either alone or together with its advisors, such independent investigation of the Issuer, the Parent, the Counterparty and their respective managements, assets and related matters, and such separate and independent investigation of the Purchased Assets and related matters, as the Purchaser deems to be, or such advisors have advised to be, necessary or advisable in connection with the purchase of the Notes pursuant to the transactions contemplated by this Note Purchase
Agreement, (ii) it and its advisors have received all information and data that it and such advisors believe to be necessary in order to reach an informed decision as to the advisability of the purchase of the Notes pursuant to the transactions contemplated by this Note Purchase Agreement, (iii) it understands the nature of the potential risks and potential rewards of the purchase of the Notes, (iv) it is a sophisticated investor with investment experience and has the ability to bear complete loss of its investment, including any such loss resulting from any default on the Notes, any termination of the License Agreement or termination of the Auvi-Q Royalty Payments under the License Agreement, any failure of NAI to be commercialized, any failure of Auvi-Q and/or NAI to meet any Person’s sales projections, or any liquidation or winding up of the Issuer and (v) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Notes and can bear the economic risks of investing in the Notes for an indefinite period of time. The Purchaser acknowledges that it has obtained its own attorneys, business advisors and tax advisors as to legal, business and tax advice (or has decided not to obtain such advice) and has not relied on the Issuer or the Parent for such advice. Except for the representations, warranties and covenants expressly made by the Issuer in this Note Purchase Agreement and the other Transaction Documents, the Purchaser is relying on its own investigation and analysis in entering into the transactions contemplated hereby.
Section 4.7    Counterparty. The Purchaser acknowledges and agrees that the Counterparty is not a party to the transactions to which this Note Purchase Agreement relates, the Counterparty has

3.

not participated in the preparation of any document related thereto and the Counterparty does not make any representations or warranties whatsoever with respect to the transactions contemplated by the Transaction Documents, including the issuance of the Notes by the Issuer, the value thereof, the value of the rights transferred by the Parent to the Issuer with respect thereto or the risks associated therewith.
Section 4.8    Confidentiality Agreement. The Purchaser acknowledges and agrees that it shall be bound by the terms and conditions of the Confidentiality Agreement, agrees to execute any documents reasonably requested by the Issuer to evidence such obligation and acknowledges and agrees that such confidentiality agreement remains in effect and will survive the execution and delivery of this Note Purchase Agreement and the closing of the purchase of the Notes pursuant to its terms. In addition, the Purchaser acknowledges and agrees that it shall not communicate with the Counterparty (including by sending any Notices to the Counterparty or entering into any discussions, negotiations or agreements with the Counterparty) with respect to any matters arising under or relating to the License Agreement or any of the Transaction Documents or any of the transactions contemplated thereunder.
Section 4.9    Tax Treatment. The Purchaser acknowledges that the Issuer and the Purchaser intend to treat the Notes as debt for all income tax purposes.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE ISSUER

4.

The Issuer hereby represents and warrants as of the date of this Note Purchase Agreement as follows:
Section 5.1    Organization. The Issuer is duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia.
Section 5.2    Authority; Enforceability. This Note Purchase Agreement has been duly authorized, executed and delivered by the Issuer and constitutes the valid, legally binding and enforceable obligation of the Issuer, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.
Section 5.3    Securities Laws. Assuming the accuracy of the representations and warranties of the Purchaser in this Note Purchase Agreement, (i) the Indenture is not required to be qualified under the Trust Indenture Act and (ii) no registration under the Securities Act of the Notes is required in connection with the sale of the Notes to the Purchaser as contemplated by this Note Purchase Agreement.
Section 5.4    Governmental Authorizations. Assuming the accuracy of the representations and warranties of the Purchaser in this Note Purchase Agreement, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Issuer of this Note Purchase Agreement or the transactions contemplated hereby other than such filings as shall have been made prior to the date hereof and such filings required to be made after the date hereof under applicable federal and state securities laws, such as applicable state blue sky filings, other than the filing of financing statements or other filings to perfect the Lien granted under the Indenture.
Section 5.5    Investment Company Act. Assuming the accuracy of the representations and warranties of the Purchaser in this Note Purchase Agreement and after giving effect to the offering and sale of the Notes and the purchase by the Issuer of the Purchased Assets, the Issuer will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 5.6    Other Representations and Warranties. Each of the representations and warranties made by the Issuer in Section 5.1 of the Indenture is hereby incorporated herein by reference as if fully set forth herein and given for the benefit of the Purchaser.
ARTICLE VI
CLOSING DELIVERABLES
Section 6.1    Deliveries by the Issuer. On or before the Closing, the Issuer shall deliver the following to Purchaser:
(a)    the Transaction Documents, executed by the parties thereto;
(b)    the Notes, executed by the Issuer;
(c)    a true, correct and complete copy of the License Agreement and all written amendments, if any, thereto through the Closing Date (other than certain schedules to the License Agreement that have been omitted), which shall be in full force and effect;

5.

(d)    a copy of the Counterparty Instruction, which shall be certified by a Responsible Officer of the Parent as having been sent to the Counterparty on or prior to the Closing Date;
(e)    a favorable opinion, dated as of the Closing Date, of counsel for the Issuer, in form and substance reasonably satisfactory to the Purchaser;
(f)    such certificates of resolutions or other action, incumbency certificates with specimen signatures and/or other certificates of the secretary or assistant secretary of the Issuer as the Purchaser may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement;
(g)    a certificate signed by a Responsible Officer of the Issuer certifying (i) that, as of the Closing Date, no Default or Event of Default has occurred and is continuing, and (ii) the representations and warranties of the Issuer contained in Article V or any other Transaction Document, or which are contained in any certificate furnished in connection with the closing of the transactions contemplated by the Transaction Documents, are true and correct in all material respects on and as of the Closing Date, except to the extent that such representations and warranties refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;
(h)    such documents and certifications as the Purchaser may reasonably require to evidence that the Issuer is in good standing in its jurisdiction of formation;
(i)    any and all certificates and other instruments evidencing the Issuer Pledged Equity, together with undated stock powers or assignments of such certificates duly executed and signed in blank; and
(j)    evidence reasonably satisfactory to the Purchaser that after giving effect to the transactions contemplated by the Transaction Documents, neither Parent nor Issuer shall have any material Indebtedness for borrowed money other than the Notes.
Section 6.2    Deliveries by the Purchaser. On or before the Closing, the Purchaser shall deliver to the Issuer an amount in cash equal to the Purchase Price, by wire transfer of immediately available funds.

6.

Section 6.3    Deliveries by the Parent. On or before the Closing, the Parent shall pay the Transaction Expenses, to such Persons as shall be specified by the Issuer, as shall be due and payable in connection with the issuance of the Notes.
Section 6.4     Filing of Financing Statements. The filings of financing statements under the UCC and other recordings required or reasonably requested to be made to perfect a security interest in the Purchased Assets sold, transferred, conveyed, assigned, contributed and granted on the Closing Date, including those specified in Exhibit B to the Purchase and Sale Agreement and Exhibit D to the Indenture, shall have been duly made.
ARTICLE VII
ADDITIONAL COVENANTS
Section 7.1    Use of Proceeds. The Issuer will use the proceeds of the Notes to (i) fund the Cash Purchase Price to be paid by the Issuer to the Parent on the Closing Date for the Purchased Assets, to be used by the Parent for general corporate purposes, including funding of the development and commercialization of NAI and other prospective pipeline products, repaying amounts outstanding under that certain Loan and Security Agreement dated as of May 18, 2012 between Parent as borrower, and Hercules Technology Growth Capital, Inc. as lender and paying the expenses associated with the issuance of the Notes and (ii) fund the Interest Reserve Account in the amount of $20,000,000.
Section 7.2    Fees and Expenses. Each of the parties hereto agrees to pay its own fees and expenses (including fees and expenses of outside counsel), incurred in connection with the negotiation, preparation, execution, delivery and performance of this Note Purchase Agreement and the Indenture and the other Transaction Documents; provided, however, that the Issuer shall pay all U.S. federal and Virginia stamp, transfer and other similar Taxes, if any, that may be payable in respect of the sale and delivery to the Purchaser of the Notes pursuant to the terms of this Note Purchase Agreement.
ARTICLE VIII
SURVIVAL OF CERTAIN PROVISIONS
Section 8.1    Survival of Certain Provisions. The representations, warranties, covenants and agreements contained in this Note Purchase Agreement shall survive (a) the execution and delivery of this Note Purchase Agreement and the Notes and (b) the purchase or transfer by the Purchaser of the Notes or portion thereof or interest therein. All such provisions are binding upon and may be relied upon by any subsequent holder or beneficial owner of Notes that has executed and delivered a resale confidentiality agreement in compliance with the procedures set forth in the Indenture, regardless of any investigation made at any time by or on behalf of the Purchaser or any other holder of Notes. All statements contained in any certificate or other instrument delivered by or on behalf of any party hereto pursuant to this Note Purchase Agreement shall be deemed to have been relied upon by each other party hereto and shall survive the consummation of the transactions contemplated hereby regardless of any investigation made by or on behalf of any such party. This Note Purchase Agreement and the other Transaction Documents embody the entire agreement and understanding among the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof, other than the separate Confidentiality

7.

Agreement entered into between the Purchaser and the Issuer relating to the transactions contemplated hereby.
ARTICLE IX
NOTICES
Section 9.1    Notices. All statements, requests, notices and agreements hereunder shall be in writing and delivered by hand, mail, overnight courier or telefax as follows:
(a)    if to the Purchaser, in accordance with Schedule 1; and
(b)    if to the Issuer, in accordance with Section 13.5 of the Indenture.
ARTICLE X
SUCCESSORS AND ASSIGNS
Section 10.1    Successors and Assigns. This Note Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, permitted assignees and permitted transferees. So long as any of the Notes are Outstanding, the Issuer may not assign any of its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser.
ARTICLE XI
SEVERABILITY
Section 11.1    Severability. Any provision of this Note Purchase Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

ARTICLE XII
WAIVER OF JURY TRIAL
Section 12.1    WAIVER OF JURY TRIAL. THE PURCHASER AND THE ISSUER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS NOTE PURCHASE AGREEMENT.
ARTICLE XIII
GOVERNING LAW; CONSENT TO JURISDICTION

8.

Section 13.1    Governing Law; Consent to Jurisdiction.
(a)    THIS NOTE PURCHASE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. The parties hereto hereby submit to the non-exclusive jurisdiction of the federal and state courts of competent jurisdiction in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Note Purchase Agreement or the transactions contemplated hereby.
(b)    If, for the purpose of obtaining a judgment or order in any court, it is necessary to convert a sum due hereunder to Purchaser from U.S. dollars into another currency, the Issuer has agreed, and Purchaser by holding any Notes will be deemed to have agreed, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, Purchaser could purchase U.S. dollars with such other currency in the Borough of Manhattan, The City of New York on the Business Day preceding the day on which final judgment is given.
ARTICLE XIV
COUNTERPARTS
Section 14.1    Counterparts. This Note Purchase Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Note Purchase Agreement.
ARTICLE XV
TABLE OF CONTENTS AND HEADINGS
Section 15.1    Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Note Purchase Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
ARTICLE XVI
TAX DISCLOSURE
Section 16.1    Tax Disclosure. Notwithstanding anything expressed or implied to the contrary herein, the Purchaser and its respective employees, representatives and agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and the tax structure of the transactions contemplated by this Note Purchase Agreement and the agreements and instruments referred to herein and all materials of any kind (including opinions or other tax analyses) that are provided to the Purchaser relating to such tax treatment and tax structure;

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provided, however, that neither the Purchaser nor any employee, representative or other agent thereof shall disclose any other information that is not relevant to understanding the tax treatment and tax structure of such transactions (including the identity of any party and any information that could lead another to determine the identity of any party) or any other information to the extent that such disclosure could reasonably result in a violation of any federal or state securities law. For these purposes, the tax treatment of the transactions contemplated by this Note Purchase Agreement and the agreements and instruments referred to herein means the purported or claimed U.S. federal or state tax treatment of such transactions. Moreover, the tax structure of the transactions contemplated by this Note Purchase Agreement and the agreements and instruments referred to herein includes any fact that may be relevant to understanding the purported or claimed U.S. federal or state tax treatment of such transactions.
ARTICLE XVII
MISCELLANEOUS
Section 17.1    Limited Recourse. Each of the parties hereto accepts that the enforceability against the Issuer of the obligations of the Issuer hereunder shall be limited to the assets of the Issuer, whether tangible or intangible, real or personal (including the Collateral) and the proceeds thereof, other than as provided for in the other Transaction Documents. Once all such assets have been realized upon and such assets (and proceeds thereof) have been applied in accordance with Article III of the Indenture, any outstanding obligations of the Issuer shall be extinguished. Each of the parties hereto further agrees that it shall take no action against any employee, director, officer or administrator of the Issuer or the Trustee in relation to this Note Purchase Agreement, other than as provided for in the other Transaction Documents; provided, that nothing herein shall limit the Issuer (or its permitted successors or assigns, including any party hereto that becomes such a successor or assign) from pursuing claims, if any, against any such person. The provisions of this Section 17.1 shall survive termination of this Note Purchase Agreement; provided, further, that the foregoing shall not in any way limit, impair or otherwise affect any rights of any party to proceed against any employee, director, officer or administrator of the Issuer (a) for intentional and willful fraud or intentional and willful misrepresentations on the part of or by such employee, director, officer or administrator or (b) for the receipt of any distributions or payments to which the Issuer or any successor in interest is entitled, other than distributions expressly permitted pursuant to the other Transaction Documents.
[SIGNATURE PAGE FOLLOWS]

10.

IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the first date written above.

THE ISSUER:

ACCEL 300, LLC
By: kaleo, Inc., its sole Member

By: /s/ T. Spencer Williamson, IV
Name: T. Spencer Williamson, IV
Title: President and Chief Executive Officer

THE PURCHASER:

PDL BIOPHARMA, INC.

By: /s/ John P. McLaughlin
Name: John P. McLaughlin
Title: President and CEO

SCHEDULE 1

Purchaser Notice Information

PDL BioPharma, Inc.
Attention: General Counsel
932 Southwood Blvd.
Incline Village, NV 89451
Telephone: 775-832-8500
Fax: 775-832-8501
Email: general.counsel@pdl.com